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                                   Exhibit 1.3


                           NEOMEDIA TECHNOLOGIES, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (the "Agreement") made and entered into as of the 12th day of March, 2002, between NEOMEDIA TECHNOLOGIES, INC. (hereinafter the "Company"), and Marc Tager (hereinafter "Optionee").

         WHEREAS, the Company has employed or engaged Optionee and continues to employ or engage Optionee as of this date; and

         WHEREAS, the Company, as a further incentive to Optionee to devote his best efforts on behalf of the Company and remain in the employ or engagement of the Company, desires to grant an option to Optionee to purchase shares of the Company's stock;

         NOW, THEREFORE, in consideration of the services performed and to be performed by Optionee, and subject to the terms and conditions recited herein, the Company and Optionee hereby agree as follows:

         1. Grant of Options. The Company hereby grants to Optionee, subject to the terms and conditions set forth herein and in the Company's 1998 Stock Option Plan (the "Plan") which is incorporated herein by reference, a Non-Qualified Stock Option, as defined in the Plan ("Option"), to purchase 1,473,155 shares of the authorized and unissued Common Stock of the Company.

         2. Term of Options. This Option shall expire sixty (60) days from the date of this Option Agreement, subject to earlier termination as provided in
Section 5 hereof.

         3. Exercise Price. The exercise price for shares purchased pursuant to this option shall be $0.17 per share. Such price may be paid as follows:

                  3.1 In United States dollars in cash, or by check, bank draft or money order payable in United States dollars to the order of the Company; or

                  3.2 By the delivery by the Optionee to the Company of whole "mature" shares of Common Stock ("mature shares" being defined as those having been owned and held by the Optionee for a period equal to or in excess of six months) having an aggregate Fair Market Value on the date of payment equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised; or

                  3.3 By a combination of both 3.1 and 3.2 above.

The Options Committee of the Company ("Committee") may, in its discretion, impose limitations, conditions and prohibitions on the use by an Optionee of shares of Common Stock to pay the purchase price payable by such Optionee upon the exercise of an Option.

         4. Exercise, and Conditions to Exercise, of Options. This Option shall be exercisable, in whole or in part, for the following respective number of shares and on the following respective dates:

                  Exercise Date                    Options Exercisable
                  -------------                    -------------------
                  3/12/02                          1,473,155 shares
                                                   (less than sign) 100%
                                                   (greater than sign)


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         Except as otherwise permitted hereunder, the Option may not be exercised unless Optionee at the time of such exercise shall have been in continuous employ of, or relationship with, the Company from the date hereof to the date of exercise, subject to the other provisions herein.

         Subject to the foregoing, the Option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full of the purchase price for such shares. Any certificate(s) for shares of outstanding Stock of the Company used to pay the purchase price shall be accompanied by stock power(s) duly endorsed in blank by the registered holder of the certificate(s), with signature guaranteed and in the event less than the total shares represented by the certificates shall be used to pay the purchase price, the certificate(s) shall also be accompanied by instructions from Optionee to the Company's transfer agent with respect to disposition of the balance of the shares covered thereby.


         5. Termination of Employment or Other Relationship.

            5.1 In the event Optionee's employment by, or relationship with, the Company shall terminate for any reason other than those reasons specified in Sections 5.2, 5.3, 5.4, 5.5 or 5.7 hereof while such Optionee holds Options granted under the Plan, then such Options shall be treated as follows upon such termination:

            (a) if such Optionee shall have been continuously employed by, or in the event of a consultant, shall have continued its relationship with, the Company for a minimum of one year, then all rights of any kind under any outstanding Option held by such Optionee, which shall have not previously lapsed or terminated shall be exercisable for a period of three (3) months after such termination, but only to the extent such Option had vested prior to or upon termination;

            (b) if such Optionee shall have not been continuously employed by, or in the event of a consultant, shall have continued its relationship with, the Company for a minimum of one year, then all rights of any kind under any outstanding Option held by Optionee which shall have not previously lapsed or terminated shall expire immediately.

            5.2 If Optionee's employment by, or relationship with, the Company or its Subsidiaries shall terminate as a result of such Optionee's total disability, each Stock Option held by such Optionee (which has not previously lapsed or terminated) shall be exercisable by such Optionee for a period of one year after termination but only to the extent the Option is otherwise exercisable during that period. For purposes of the foregoing sentence, "total disability" shall mean permanent mental or physical disability as determined by the Committee.

            5.3 In the event of the death of Optionee, each Option held by such Optionee (which has not previously lapsed or terminated) shall be exercisable by the executor or administrator of the Optionee's estate or by the person or persons to whom the deceased Optionee's rights thereunder shall have passed by will or by the laws of descent or distribution, for a period of one year after such Optionee's death but only to the extent the Option is otherwise exercisable during that period.

            5.4 In the case of an Optionee who is an employee of the Company, if Optionee's employment by the Company shall terminate by reason of such Optionee's retirement in accordance with Company policies, each Option held by such Optionee at the date of termination (which has not previously lapsed or terminated) shall be exercisable for a period of three (3) months after termination, but only to the extent the Option is otherwise exercisable during that period.

            5.5      [intentionally deleted].


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            5.6 Notwithstanding the foregoing, if at any time after termination
Optionee engages in "detrimental activity" (as hereinafter defined), the Committee in its discretion may cause the Optionee's right to exercise such option to be forfeited. If an allegation of detrimental activity by Optionee is made to the Committee, the exercisability of the Optionee's options will be suspended for up to two months to permit the investigation of such allegation. For purposes of this section, "detrimental activity" means activity that is determined by the Committee in its sole and absolute discretion to be detrimental to the interests of the Company or any of its subsidiaries, including but not limited to situations where such Optionee: (1) divulges trade secrets of the Company, proprietary data or other confidential information relating to the Company or to the business of the Company and any subsidiaries,
(2) enters into employment with a competitor under circumstances suggesting that such Optionee will be using unique or special knowledge gained as a Company employee to compete with the Company, (3) is convicted by a court of competent jurisdiction of any felony or a crime involving moral turpitude, (4) uses information obtained during the course of his or her prior employment for his or her own purposes, such as for the solicitation of business, (5) is determined to have engaged (whether or not prior to termination due to retirement) in either gross misconduct or criminal activity harmful to the Company, or (6) takes any action that harms the business interests, reputation, or goodwill of the Company and/or its subsidiaries.

            5.7 In the case of Options granted to a Nonemployee Director who ceases to be a member of the Board of Directors, such Options then held by such individual shall be exercisable within one year after such termination of service.

            5.8 It shall not be considered a termination of employment when a Participant is on military or sick leave or such other type leave of absence which is considered as continuing intact the employment relationship of the Participant with the Company or any of its Subsidiaries. In case of such leave of absence, the employment relationship shall be deemed to have continued until the later of (i) the date when such leave shall have lasted ninety (90) days in duration, or (ii) the date as of which the Participant's right to employment shall have no longer been guaranteed either by statute or contract.


         6. Assignability of Options. Options shall not be assignable or otherwise transferable by the Optionee except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Except as otherwise set forth herein, the Options shall only be exercised by the Optionee. Notwithstanding the foregoing, the Option may be transferred to a Permitted Transferee (as defined below), subject to the following conditions:

            (i) The Option may be exercised by the Permitted Transferee only to the same extent as the Optionee would have been entitled to exercise such Option and shall remain subject to all of the terms and conditions that would apply to the Options under the provisions of the Plan and the Agreement, as if the Optionee had not transferred the Option to the Permitted Transferee. Without limitation, the terms in the Option with respect to vesting, or to the exercise of the Option upon termination of employment, death or disability shall continue to be in effect and shall be controlled by the status of the Optionee with the Company, and not any Permitted Transferee.

            (ii) Subsequent transfers of any transferred Option (or any part thereof) including sale, assignment, pledge or other transfer shall be prohibited except by will or the laws of descent and distribution.

            (iii) The Company shall no obligation to notify the Permitted
                  Transferee of the expiration or early termination of the Option.


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            (iv)  The Board of Directors or any Committee, may in its sole discretion require as a condition of the transfer of the Options that the Permitted Transferee execute an agreement under which the Permitted Transferee would become a party to the Option Agreement and be subject to all of the terms and obligations thereunder. Any such transfer to Permitted Transferee shall not be effective unless or until the Optionee has furnished the Board of Directors or Committee with a written notice or transfer, and such other agreements as required by the Board or Committee.

For the purposes of the section, the term "Permitted Transferee" shall mean (a) the spouse, children, stepchildren, grandchildren, siblings or parents of the Optionee ("Immediate Family Members"); (b) a trust for the exclusive benefit of such Immediate Family Members; (c) partnership, limited liability company or other entity in which such Immediate Family Members, or Optionee and one or more of such Immediate Family Members, are the only partners, members or equity owners; or (d) a former spouse of the Optionee pursuant to a qualified domestic relations order.



         7. Reorganization and Recapitalization of the Company.

            7.1 The existence of this Agreement and Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

            7.2 Except as hereinafter provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Stock Options granted hereunder.

            7.3 If, and whenever, prior to the delivery by the Company or a subsidiary of all of the shares of Common Stock which are subject to the rights granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustments, the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, the number of shares with respect to which Options granted hereunder may thereafter be exercised shall:

            (a) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration (if any) payable per share shall be proportionately reduced; and

            (b) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per share shall be proportionately increased.

            7.4 If the Company merges with one or more corporations, or consolidates with one or more corporations and the Company shall be the surviving corporation, thereafter, upon any exercise of Options granted hereunder, the Optionee shall, at no additional cost (other than the option price, if any) be entitled to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such Options shall then be exercisable the number and class of shares of stock or other securities to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation, if immediately prior to such merger or consolidation the Optionee had been the holder of record of the number of shares of Common Stock of the Company equal to the number of shares as to which such Options shall be exercisable. Upon any reorganization, merger or consolidation where the Company is not the surviving corporation or upon liquidation or dissolution of the Company, all outstanding Options shall, unless provisions are made in connection with such reorganization, merger or consolidation for the assumption of such Options, be canceled by the Company as of the effective date of any such reorganization, merger or consolidation. Prior to any such cancellation, all vested Options may be exercised. Moreover, the Committee shall have the right to make all outstanding Option vest and be exercisable immediately, by giving notice to each holder thereof or his or her personal representative of its intention to do so by permitting the exercise for a period not to exceed (90) days from the date of such determination by the Committee. Upon any liquidation or dissolution of the Company, all outstanding options shall be cancelled.


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         8. General. Upon the effectiveness of the increase in the authorized shares of Common Stock of the Company described above, the Company shall at all times during the term of the Option reserve and keep available such number of shares of Company Common Stock as will be sufficient to satisfy the requirements of this Option, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of the counsel for the Company shall be applicable thereto. Nothing herein shall require the Company to register under the Securities Act of 1933, as amended (the "Securities Act"), or any other Federal or state securities law, any shares of Common Stock of the Company, these Option shares, or any right or interest in any of them.

         9. Miscellaneous Provisions.

            9.1 Withholding. The Company's obligations under this Agreement shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of a grant or upon the exercise of any Option may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Optionee or through the withholding of shares otherwise issuable to such Optionee, upon such terms and conditions as the Committee shall determine. If the Optionee shall fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Optionee an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company.

            9.2 Compliance with Law and Approval of Regulatory Bodies. No Option shall be exercisable and no shares will be delivered under the Agreement except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with all federal and state securities laws and withholding tax requirements and with the rules of the NASDAQ Small Cap Market and of all other domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which an Option is exercised may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable and no shares will be delivered under the Agreement, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option as a result of the death of the Optionee, the Committee may require reasonable evidence as to the ownership of the Option and may require consents and releases of taxing authorities that it may deem advisable.

            9.3 No Right to Employment. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Options hereunder, shall confer upon any Optionee under the Plan any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any Optionee at any time with or without assigning a reason therefore, to the same extent as might have been done if the Agreement had not been executed.


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            9.4 Exclusion from Pension Computations. By acceptance of a grant of an Option, the Optionee shall be deemed to agree that any income realized upon the receipt or exercise thereof or upon the disposition of the shares received upon exercise will not be taken into account as "base remuneration", "wages", "salary" or "compensation" in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing or deferred compensation plan of the Company or any Subsidiary.

            9.5 Abandonment of Options. Optionee may at any time abandon an Option prior to its expiration date. The abandonment shall be evidenced in writing, in such form as the Committee may from time to time prescribe. Optionee shall have no further rights with respect to any Option so abandoned.

            9.6 Severability as to Rule 16b-3. If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3.

            9.7 Interpretation of the Agreement. Headings are given to the Sections of the Agreement solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Agreement or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

            9.8 Use of Proceeds. Funds received by the Company upon the exercise of Options shall be used for the general corporate purposes of the Company.

            9.9 Construction of Agreement. The place of administration of the Agreement shall be in the State of Florida, and the validity, construction, interpretation, administration and effect of the Agreement and of its rules and regulations, and rights relating to the Agreement, shall be determined solely in accordance with the laws of the State of Florida.

            9.10 No Fractional Shares. In no event shall the Company be required to issue fractional shares upon the exercise of this Option, and in lieu thereof may issue numbers of shares rounded up or down to the nearest whole share.

            9.11 Receipt of Information. Optionee acknowledges that he has received the most recent annual report on Form 10-KSB and the most recently filed quarterly report(s) on Form 10-QSB. Optionee acknowledges that no statement, representation or warranty concerning the Company has been made to him except as set forth in the foregoing or in reports filed by the Company with the Securities and Exchange Commission and that he will not rely, in connection with the Option granted hereby or the purchase of any shares pursuant to the Option, on any information except in such documents or other written documents provided to him by the Company.

[Continued on next page]


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            9.12 No Acceleration of Vesting. The Options granted pursuant to this Agreement shall not be subject to any Optionee right of accelerated vesting whether granted by contract, resolution or otherwise, to Optionee prior to the date of this Agreement. Optionee understands and agrees, that by signing this Agreement and accepting the Options granted hereunder, and notwithstanding any prior right to acceleration of vesting granted or afforded Optionee, the Options granted hereunder shall not be subject to acceleration of vesting unless such right is duly granted to Optionee subsequent to the date of this Agreement. By signing this Agreement, Optionee specifically agrees to this provision as a condition to grant of the Options hereunder and this Agreement serves to amend any prior right to acceleration of vesting, but only with regard to the Options granted hereunder. Nothing in this provision or Agreement shall serve to affect any rights of acceleration of vesting, if applicable, that may have attached to Options granted to Optionee prior to the date of this Agreement.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              NEOMEDIA TECHNOLOGIES, INC.


                              By: /s/ Charles T. Jensen, Vice President and CFO
                                  ---------------------------------------------
                                      Charles T. Jensen, Vice President and CFO
ATTEST:

/s/ William E. Fritz, Secretary
-------------------------------
William E. Fritz, Secretary

                              OPTIONEE:

                              /s/ Marc Tager
                              -------------------------------------------------
                              Type Name:  Marc Tager


                                     1.3-7